Exhibit 99.1

Financial Contact: Sarah Cook Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q2 2025 Financial Results and Provides Outlook for Q3 2025

Second Quarter Revenues from Continuing Operations Increased 8% on a Year over Year Basis to $146 Million, Exceeding the High-End of the Guided Range

Net Cash from Operations of $36 Million; Exceeding the High-End of the Guided Range

The Company Repurchased $30 Million of Shares in the Second Quarter

ITASCA, Ill., July 24, 2025 - Knowles Corporation (NYSE: KN), a leading manufacturer of specialty electronic components, including high performance capacitors, radio frequency ("RF") filters, advanced medtech microphones, and balanced armature speakers, today announced results for the quarter ended June 30, 2025.

“We closed the second quarter of 2025 with revenues and cash provided by operating activities exceeding the high-end of our guided range and non-GAAP diluted EPS from continuing operations above the mid-point of our guided range. Our cash generated by operating activities in the quarter was strong, allowing us to repurchase $30 million in shares,” commented Jeffrey Niew, President, and CEO of Knowles.

“We continue to see increased order activity and backlog in our Precision Devices segment across a broad range of our end markets while the MedTech and Specialty Audio business continues to perform at expectations” Mr. Niew continued. “I expect continued growth sequentially and year over year in the third quarter and throughout the remainder of 2025.”

Our current portfolio of businesses has a proven record of financial success in growing end markets. The most recent quarterly results demonstrate the potential for higher organic growth and margins. Strong secular growth trends in Medtech, Defense, and Industrial markets along with an expanding portfolio of differentiated products positions Knowles for year over year revenue growth beyond 2025. “The momentum and strength of the business gives me confidence in our ability to continue to drive value for our shareholders,” concluded Mr. Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations* with the exception of Net cash provided by operating activities (in millions, except per share data):

	Q2-25	Q1-25	Q2-24
Revenues	$145.9	$132.2	$135.2
Gross profit	$60.6	$53.3	$57.8
(as a % of revenues)	41.5%	40.3%	42.8%
Non-GAAP gross profit	$64.5	$55.0	$59.8
(as a % of revenues)	44.2%	41.6%	44.2%
Diluted (loss) earnings per share**	$0.09	$—	$0.05
Non-GAAP diluted earnings per share	$0.24	$0.18	$0.20
Net cash provided by operating activities	$36.4	$1.3	$24.9
* Continuing operations excludes the results of our Consumer MEMS Microphones reporting business.
** Current period results include $0.06 per share in stock-based compensation expense, $0.04 per share in intangibles amortization expense, $0.03 per share in impairment charges, and $0.02 for differences related to the GAAP effective tax rate excluded from non-GAAP results.

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Third Quarter 2025 Outlook
The forward looking guidance for the quarter ending September 30, 2025 on a continuing operations basis with the exception of Net cash provided by operating activities is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues from continuing operations	$144 to $154 million	—	$144 to $154 million
Diluted earnings per share from continuing operations	$0.18 to $0.22	$0.11	$0.29 to $0.33
Net cash provided by operating activities	$20 to $30 million	—	$20 to $30 million

Q3 2025 GAAP results from continuing operations are expected to include approximately $0.06 per share in stock-based compensation expense, $0.04 per share in intangibles amortization expense, and $0.01 in production transfer costs. These items are excluded from non-GAAP results.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

A conference call replay will be available after 7:00 p.m. Central time on July 24 through 11:59 p.m. Central time on July 31 at (800) 770-2030 (Toll-Free Dial-In); (609) 800-9909 (Toll Dial-In). The conference ID is 8193117. A webcast replay will also be accessible via the Knowles website at http://investor.knowles.com for a limited time.

About Knowles
Knowles is a leading manufacturer of specialty electronic components. We design parts that perform unique, critical functions for innovative technologies. Through extreme reliability, custom engineering, and scalable manufacturing, we enable businesses to succeed in the most demanding applications across medtech, defense, and industrial markets.

Our high-performance capacitors, RF and microwave filters, advanced medtech microphones, balanced armature speakers, and miniaturization products enable and enhance the performance of technologies with the power to change, improve, and save lives. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has grown into a global organization with employees spanning 11 countries.

For more information, please visit knowles.com.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words "believe," "expect," "anticipate," "project," "estimate," "budget," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "objective," "forecast," "goal," "guidance," "outlook," "effort," "target," and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: the occurrence of any event, change, or other circumstance giving rise to our inability to achieve some or all of the strategic and financial benefits that we expect to achieve in connection with our CMM divestiture; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability, including due to inflation, rising interest rates, negative impacts caused by pandemics and public health crises, or the impacts of geopolitical uncertainties; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber-attack, cyber breach, theft, or other unauthorized access; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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INVESTOR SUPPLEMENT - SECOND QUARTER 2025

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Revenues	$145.9	$132.2	$135.2
Cost of goods sold	81.7	78.4	77.1
Impairment charges	3.6	—	—
Restructuring charges - cost of goods sold	—	0.5	0.3
Gross profit	60.6	53.3	57.8
Research and development expenses	10.0	9.7	9.6
Selling and administrative expenses	35.9	37.2	35.6
Restructuring charges	—	2.4	(0.1)
Operating expenses	45.9	49.3	45.1
Operating earnings	14.7	4.0	12.7
Interest expense, net	2.5	2.7	4.6
Other expense, net	0.9	0.5	0.3
Earnings before income taxes and discontinued operations	11.3	0.8	7.8
Provision for income taxes	3.5	1.2	3.0
Earnings (loss) from continuing operations	7.8	(0.4)	4.8
Loss from discontinued operations, net	—	(1.6)	(264.1)
Net earnings (loss)	$7.8	$(2.0)	$(259.3)

Earnings per share from continuing operations:
Basic	$0.09	$—	$0.05
Diluted	$0.09	$—	$0.05

Loss per share from discontinued operations:
Basic	$—	$(0.02)	$(2.95)
Diluted	$—	$(0.02)	$(2.93)

Net earnings (loss) per share:
Basic	$0.09	$(0.02)	$(2.90)
Diluted	$0.09	$(0.02)	$(2.88)

Weighted-average common shares outstanding:
Basic	86.9	87.8	89.4
Diluted	87.6	87.8	89.9

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KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Six Months Ended
	June 30, 2025	June 30, 2024
Revenues	$278.1	$268.5
Cost of goods sold	160.1	156.2
Impairment charges	3.6	—
Restructuring charges - cost of goods sold	0.5	1.3
Gross profit	113.9	111.0
Research and development expenses	19.7	19.0
Selling and administrative expenses	73.1	72.9
Restructuring charges	2.4	1.4
Operating expenses	95.2	93.3
Operating earnings	18.7	17.7
Interest expense, net	5.2	9.0
Other expense (income), net	1.4	(0.1)
Earnings before income taxes and discontinued operations	12.1	8.8
Provision for income taxes	4.7	5.0
Earnings from continuing operations	7.4	3.8
Loss from discontinued operations, net	(1.6)	(260.6)
Net earnings (loss)	$5.8	$(256.8)

Earnings per share from continuing operations:
Basic	$0.08	$0.04
Diluted	$0.08	$0.04

Loss per share from discontinued operations:
Basic	$(0.01)	$(2.91)
Diluted	$(0.01)	$(2.88)

Net earnings (loss) per share:
Basic	$0.07	$(2.87)
Diluted	$0.07	$(2.84)

Weighted-average common shares outstanding:
Basic	87.3	89.5
Diluted	88.3	90.4

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KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Gross profit	$60.6	$53.3	$57.8	$113.9	$111.0
Gross profit as % of revenues	41.5%	40.3%	42.8%	41.0%	41.3%
Stock-based compensation expense	0.3	0.5	0.4	0.8	0.8
Impairment charges	3.6	—	—	3.6	—
Restructuring charges	—	0.5	0.3	0.5	1.3
Production transfer costs (2)	0.2	0.1	0.7	0.3	1.5
Acquisition-related costs (3)	—	—	0.6	—	2.0
Transition services credit (4)	(0.2)	(0.2)	—	(0.4)	—
Other (5)	—	0.8	—	0.8	1.1
Non-GAAP gross profit	$64.5	$55.0	$59.8	$119.5	$117.7
Non-GAAP gross profit as % of revenues	44.2%	41.6%	44.2%	43.0%	43.8%
Research and development expenses	$10.0	$9.7	$9.6	$19.7	$19.0
Stock-based compensation expense	(0.8)	(1.1)	(0.5)	(1.9)	(1.0)
Intangibles amortization expense	(0.7)	(0.5)	(0.6)	(1.2)	(1.2)
Acquisition-related costs (3)	—	—	(0.1)	—	(0.4)
Transition services credit (4)	—	0.1	—	0.1	—
Other (5)	0.1	—	—	0.1	—
Non-GAAP research and development expenses	$8.6	$8.2	$8.4	$16.8	$16.4
Selling and administrative expenses	$35.9	$37.2	$35.6	$73.1	$72.9
Stock-based compensation expense	(5.2)	(8.6)	(5.0)	(13.8)	(9.2)
Intangibles amortization expense	(3.4)	(3.5)	(3.6)	(6.9)	(7.4)
Production transfer costs (2)	—	(0.1)	(0.1)	(0.1)	(0.1)
Acquisition-related costs (3)	(0.2)	(0.5)	(1.3)	(0.7)	(3.8)
Transition services credit (4)	0.3	0.4	—	0.7	—
Other (5)	0.2	—	(0.1)	0.2	(0.2)
Non-GAAP selling and administrative expenses	$27.6	$24.9	$25.5	$52.5	$52.2
Operating expenses	$45.9	$49.3	$45.1	$95.2	$93.3
Stock-based compensation expense	(6.0)	(9.7)	(5.5)	(15.7)	(10.2)
Intangibles amortization expense	(4.1)	(4.0)	(4.2)	(8.1)	(8.6)
Restructuring charges	—	(2.4)	0.1	(2.4)	(1.4)
Production transfer costs (2)	—	(0.1)	(0.1)	(0.1)	(0.1)
Acquisition-related costs (3)	(0.2)	(0.5)	(1.4)	(0.7)	(4.2)
Transition services credit (4)	0.3	0.5	—	0.8	—
Other (5)	0.3	—	(0.1)	0.3	(0.2)
Non-GAAP operating expenses	$36.2	$33.1	$33.9	$69.3	$68.6
Net earnings (loss) from continuing operations	$7.8	$(0.4)	$4.8	$7.4	$3.8
Interest expense, net	2.5	2.7	4.6	5.2	9.0
Provision for income taxes	3.5	1.2	3.0	4.7	5.0
Earnings from continuing operations before interest and income taxes	13.8	3.5	12.4	17.3	17.8
Earnings from continuing operations before interest and income taxes as % of revenues	9.5%	2.6%	9.2%	6.2%	6.6%
Stock-based compensation expense	6.3	10.2	5.9	16.5	11.0
Intangibles amortization expense	4.1	4.0	4.2	8.1	8.6
Impairment charges	3.6	—	—	3.6	—
Restructuring charges	—	2.9	0.2	2.9	2.7
Production transfer costs (2)	0.2	0.2	0.8	0.4	1.6
Acquisition-related costs (3)	0.2	0.5	2.0	0.7	6.2
Transition services credit (4)	(0.5)	(0.7)	—	(1.2)	—
Other (5)	—	1.1	(0.3)	1.1	0.6
Adjusted earnings from continuing operations before interest and income taxes	$27.7	$21.7	$25.2	$49.4	$48.5
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	19.0%	16.4%	18.6%	17.8%	18.1%
Net earnings (loss) from continuing operations	$7.8	$(0.4)	$4.8	$7.4	$3.8
Interest expense, net	2.5	2.7	4.6	5.2	9.0
Provision for income taxes	3.5	1.2	3.0	4.7	5.0
Earnings from continuing operations before interest and income taxes	13.8	3.5	12.4	17.3	17.8
Non-GAAP reconciling adjustments (7)	13.9	18.2	12.8	32.1	30.7
Depreciation expense	5.0	5.0	5.1	10.0	10.3
Adjusted earnings from continuing operations before interest, income taxes, depreciation, and amortization ("Adjusted EBITDA")	$32.7	$26.7	$30.3	$59.4	$58.8
Adjusted EBITDA as a % of revenues	22.4%	20.2%	22.4%	21.4%	21.9%

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	Quarter Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Provision for income taxes	$3.5	$1.2	$3.0	$4.7	$5.0
Income tax effects of non-GAAP reconciling adjustments (6)	0.5	1.6	(0.8)	2.1	(0.9)
Non-GAAP provision for income taxes	$4.0	$2.8	$2.2	$6.8	$4.1

Net earnings (loss) from continuing operations	$7.8	$(0.4)	$4.8	$7.4	$3.8
Non-GAAP reconciling adjustments (7)	13.9	18.2	12.8	32.1	30.7
Income tax effects of non-GAAP reconciling adjustments (6)	0.5	1.6	(0.8)	2.1	(0.9)
Non-GAAP net earnings	$21.2	$16.2	$18.4	$37.4	$35.4

Diluted earnings per share from continuing operations	$0.09	$—	$0.05	$0.08	$0.04
Earnings per share non-GAAP reconciling adjustment (8)	0.15	0.18	0.15	0.33	0.34
Non-GAAP diluted earnings per share	$0.24	$0.18	$0.20	$0.41	$0.38

Diluted average shares outstanding	87.6	87.8	89.9	88.3	90.4
Non-GAAP adjustment (9)	2.2	2.8	3.3	1.9	2.6
Non-GAAP diluted average shares outstanding (9)	89.8	90.6	93.2	90.2	93.0
Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily within the United States. These amounts are included in the corresponding Gross profit and Earnings from continuing operations before interest and income taxes for each period presented.
(3)    These expenses are related to the acquisition of Cornell Dubilier by the Precision Devices segment. These expenses include ongoing costs to facilitate integration, the amortization of fair value adjustments to inventory, and costs incurred by the Company to carry out this transaction.
(4)    Transition services represent amounts charged to Syntiant in connection with post-closing transition and separation costs.
(5)    Other expenses include non-recurring professional service fees related to the execution of various reorganization projects and foreign currency exchange rate impacts on restructuring balances.
(6)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments.
(7)    The non-GAAP reconciling adjustments to reconcile Earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes include stock-based compensation expense, intangibles amortization expense, impairment charges, restructuring charges, production transfer costs, acquisition-related costs, and other expenses, partially offset by a credit to transition services.
(8)    Non-GAAP diluted earnings per share includes reconciling adjustments on non-GAAP net earnings.
(9)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

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KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	June 30, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$103.2	$130.1
Receivables, net of allowances of $0.1	101.1	105.0
Inventories	119.7	118.0
Prepaid and other current assets	10.8	8.3
Total current assets	334.8	361.4
Property, plant, and equipment, net	127.2	130.1
Goodwill	270.1	269.8
Intangible assets, net	149.3	157.4
Operating lease right-of-use assets	19.8	8.6
Investment in affiliate	77.2	77.2
Other assets and deferred charges	109.9	113.7
Total assets	$1,088.3	$1,118.2

Current liabilities:
Current maturities of long-term debt	$71.0	$68.5
Accounts payable	38.8	58.5
Accrued compensation and employee benefits	23.1	29.4
Operating lease liabilities	3.7	3.9
Other accrued expenses	27.7	33.6
Federal and other taxes on income	2.9	3.7
Total current liabilities	167.2	197.6
Long-term debt	119.0	134.0
Deferred income taxes	1.1	1.1
Long-term operating lease liabilities	17.2	5.8
Other liabilities	37.7	23.7
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 99,262,597 and 85,887,606 shares issued and outstanding at June 30, 2025, respectively, and 98,551,188 and 87,358,659 shares issued and outstanding at December 31, 2024, respectively	1.0	1.0
Treasury stock - at cost; 13,374,991 and 11,192,529 shares at June 30, 2025 and December 31, 2024, respectively	(240.4)	(205.2)
Additional paid-in capital	1,722.1	1,711.9
Accumulated deficit	(607.8)	(613.6)
Accumulated other comprehensive loss	(128.8)	(138.1)
Total stockholders' equity	746.1	756.0
Total liabilities and stockholders' equity	$1,088.3	$1,118.2

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KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Operating Activities
Net earnings (loss)	$5.8	$(256.8)
Adjustments to reconcile net earnings (loss) to cash from operating activities:
Goodwill impairment	—	249.4
Depreciation and amortization	18.1	27.4
Stock-based compensation	16.5	14.1
Deferred income taxes	4.8	0.9
Fixed asset impairment	3.6	—
Non-cash interest expense and amortization of debt issuance costs	2.8	4.3
Loss on sale of business	1.6	—
Non-cash restructuring charges	—	0.4
Gain on sale or disposal of fixed assets	—	(1.1)
Gain on sale of technology	—	(7.2)
Other, net	3.6	(0.4)
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	2.8	(1.0)
Inventories	(0.4)	3.4
Prepaid and other current assets	(1.7)	(2.4)
Accounts payable	(20.8)	2.8
Accrued compensation and employee benefits	(6.6)	(0.6)
Other accrued expenses	(5.4)	(2.6)
Accrued taxes	(0.9)	17.2
Other non-current assets and non-current liabilities	13.9	(5.6)
Net cash provided by operating activities	37.7	42.2

Investing Activities
Proceeds from the sale of technology	—	7.2
Capital expenditures	(9.1)	(6.6)
Purchase of investments	(1.6)	(0.5)
Proceeds from the sale of investments	1.6	0.5
Proceeds from seller loan repayment	0.5	—
Net cash (used in) provided by investing activities	(8.6)	0.6

Financing Activities
Payments under revolving credit facility	(15.0)	(92.0)
Borrowings under revolving credit facility	—	78.0
Repurchase of common stock	(35.0)	(25.0)
Tax on restricted and performance stock unit vesting and stock option exercises	(6.9)	(5.9)
Payments of finance lease obligations	(0.2)	(1.3)
Proceeds from exercise of stock options	0.6	0.2
Net cash used in financing activities	(56.5)	(46.0)

Effect of exchange rate changes on cash and cash equivalents	0.5	(0.1)

Net (decrease) increase in cash and cash equivalents	(26.9)	(3.3)
Cash and cash equivalents at beginning of period	130.1	87.3
Cash and cash equivalents at end of period	$103.2	$84.0

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KNOWLES CORPORATION
RECONCILIATION OF GAAP CASH FLOW MEASURES TO NON-GAAP CASH FLOW MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net cash provided by operating activities	$36.4	$1.3	$24.9	$37.7	$42.2
Less: amounts utilized by discontinued operations	8.3	21.0	1.3	29.3	0.2
Non-GAAP net cash attributable to continuing operations	44.7	22.3	26.2	67.0	42.4

Capital expenditures	(5.1)	(4.0)	(3.2)	(9.1)	(6.6)
Less: amounts attributable to discontinued operations	—	—	0.2	—	0.7
Non-GAAP capital expenditures attributable to continuing operations	(5.1)	(4.0)	(3.0)	(9.1)	(5.9)

Non-GAAP net cash attributable to continuing operations	44.7	22.3	26.2	67.0	42.4
Non-GAAP capital expenditures attributable to continuing operations	(5.1)	(4.0)	(3.0)	(9.1)	(5.9)
Adjusted free cash flow	$39.6	$18.3	$23.2	$57.9	$36.5
Adjusted free cash flow as a % of revenues	27.1%	13.8%	17.2%	20.8%	13.6%

(1)    In addition to measuring cash flow generation based on the operating, investing, and financing classifications included in the Consolidated Statement of Cash Flows, Knowles also measures adjusted free cash flow and adjusted free cash flow as a percentage of revenues. Adjusted free cash flow is defined as non-GAAP net cash attributable to continuing operations less non-GAAP capital expenditures attributable to continuing operations. Non-GAAP net cash attributable to continuing operations is defined as net cash provided by operating activities less amounts generated or utilized by discontinued operations. Non-GAAP capital expenditures attributable to continuing operations is defined as capital expenditures less amounts attributable to discontinued operations. Knowles believes these measures are helpful in measuring its cash generated from its continuing operations that is available to repay debt, fund acquisitions, and repurchase Knowles common stock. Adjusted free cash flow and adjusted free cash flow as a percentage of revenues are not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, adjusted free cash flow and adjusted free cash flow as a percentage of revenues should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.